CONFIDENTIAL

As filed with the Securities and Exchange Commission on April 24, 2025

Registration No. 333-277241

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISERV, INC.*

(Exact name of registrant as specified in its charter)

Wisconsin	39-1506125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 N. Vel R. Phillips Avenue

Milwaukee, Wisconsin 53203

(262) 879-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Hau

Chief Financial Officer

600 N. Vel R. Phillips Avenue

Milwaukee, Wisconsin 53203

(262) 879-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

John K. Wilson

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-5306

(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*	Certain subsidiaries of Fiserv, Inc. are also registrants and are identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Fiserv Funding Unlimited Company	Republic of Ireland	98-1852926

*	The address, including zip code, and telephone number, including area code, of the additional registrant’s principal executive offices is 10 Hanover Quay, Dublin D02 K510; Tel. (262) 879-5000.

EXPLANATORY NOTE

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-277241) is being filed for the purpose of (i) adding Fiserv Funding Unlimited Company as an issuer of debt securities to be issued hereunder, (ii) adding guarantees of debt securities as securities issued by Fiserv, Inc. hereunder and (iii) updating certain information contained in the Registration Statement with respect to the addition of Fiserv Funding Unlimited Company.

Prospectus

FISERV, INC.

Debt Securities, Guarantees of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units

FISERV FUNDING UNLIMITED COMPANY

Debt Securities

We may offer and sell from time to time securities of Fiserv, Inc. or Fiserv Funding Unlimited Company in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

Fiserv, Inc. may offer and sell the following securities:

•	senior debt securities, which may be convertible into our common stock or other securities or property;

•	common stock;

•	preferred stock, which may be convertible into our common stock or other securities;

•	depositary shares;

•	warrants to purchase common stock, preferred stock, depositary shares or debt securities;

•

contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;

•	guarantees of the debt securities of Fiserv Funding Unlimited Company; and

•	units consisting of one or more debt securities or other securities.

Fiserv Funding Unlimited Company may offer and sell senior debt securities, which will be guaranteed by Fiserv, Inc.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement applicable to the specific issue of securities carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. Each applicable prospectus supplement to this prospectus will provide the specific terms of the plan of distribution.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Fiserv, Inc.’s common stock is traded on the New York Stock Exchange under the symbol “FI.”

Investment in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and in any applicable prospectus supplement for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2025.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “we,” “us,” “our” or “ours” refer to Fiserv, Inc. and its consolidated subsidiaries, including Fiserv Funding Unlimited Company, the “Company” refers to Fiserv, Inc., and “Fiserv Funding” refers to Fiserv Funding Unlimited Company.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any free writing prospectus we file with the SEC. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus or any prospectus supplement, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference in this prospectus or any prospectus supplement, contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development, outlook or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus or any supplement to this prospectus involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. The factors that may affect our results include, among others, the following: our ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for our products and services; the ability of our technology to keep pace with a rapidly evolving marketplace; the success of our merchant alliances, some of which we do not control; the impact of a security breach or operational failure on our business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of our vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or intensified international hostilities, and the impact they may have on us and our employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting us or the financial services industry as a whole; our ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; our ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of our growth strategies; our ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in other documents that we file with the SEC, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of the incorporated document. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference into this prospectus or any prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Form 10-K and “Part II — Item 1A. Risk Factors” of any subsequently filed Quarterly Report on Form 10-Q, each as updated by the additional risks and uncertainties set forth in other filings we make with the SEC. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

FISERV, INC.

We are a leading global provider of payments and financial services technology solutions. The Company is publicly traded on the New York Stock Exchange and part of the S&P® 500 Index. We serve clients around the globe, including merchants, banks, credit unions, other financial institutions and corporate and public sector clients. We provide account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform.

The Company is a Wisconsin corporation. Its principal executive offices are located at 600 N. Vel R. Phillips Avenue, Milwaukee, WI 53203, and its telephone number is (262) 879-5000.

FISERV FUNDING UNLIMITED COMPANY

Fiserv Funding Unlimited Company (“Fiserv Funding”) is an indirect wholly owned, holding company subsidiary of Fiserv, Inc. that was incorporated under the laws of the Republic of Ireland as a private unlimited company with share capital on April, 14, 2025 and whose primary purpose is to serve as a holding company and finance the business and operations of Fiserv, Inc. and its affiliates. With an unlimited company, such as Fiserv Funding, there is no limit on the liability of the shareholders, and recourse may be had by creditors to the shareholders of Fiserv Funding in respect of liabilities that may be owed by Fiserv Funding that Fiserv Funding failed to discharge. First Data Global Services Limited, a limited liability company incorporated in the Republic of Ireland, is the sole shareholder of Fiserv Funding. Fiserv Funding is registered with the Irish Companies Registration Office under number 786181. Fiserv Funding’s principal executive offices are located at 10 Hanover Quay, Dublin D02 K510, and its telephone number is (262) 879-5000.

USE OF PROCEEDS

We will describe the use of the net proceeds from the sales of the securities in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

Each of Fiserv, Inc. (the “Company”) and Fiserv Funding Unlimited Company (“Fiserv Funding”) may offer debt securities from time to time, and the Company may offer guarantees of the debt securities of Fiserv Funding from time to time.

This section describes the general terms and provisions of the debt securities and guarantees of debt securities that the Company or Fiserv Funding may issue in the form of one or more series from time to time, separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit. The applicable prospectus supplement will describe the specific terms of the debt securities and any guarantees of debt securities for the benefit of the series of debt securities to which it relates offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities or guarantees, as applicable.

The debt securities of the Company will be issued under an indenture among the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The debt securities of Fiserv Funding will be issued under an indenture among Fiserv Funding, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. Debt securities issued by Fiserv Funding will be fully and unconditionally guaranteed by the Company under Fiserv Funding’s indenture. This prospectus refers to each of these indentures individually as an “indenture” and collectively as the “indentures.”

We have summarized selected provisions of the indentures below. The summary is not complete. The indentures have been filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you Whenever we refer in this prospectus or in the prospectus supplement to particular defined terms of an indenture, those defined terms are incorporated by reference herein or therein. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

General

Each indenture provides that debt securities in separate series may be issued under such indenture from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the applicable indenture.

The applicable prospectus supplement will set forth or describe the following terms of each series of such debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be offered;

•	the person to whom any interest on the debt securities will be payable;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate or rates that the debt securities will bear and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•	any periods within which, and terms upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate the issuer of the debt securities to repurchase or otherwise redeem the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	whether the debt securities are defeasible and any changes or additions to the indenture’s defeasance provisions;

•	whether the debt securities are convertible into the Company’s common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected;

•	any addition to or change in the events of default with respect to the debt securities;

•	any addition to or change in the covenants in the indenture;

•	any guarantees of the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The indentures do not limit the amount of debt securities that may be issued. The indentures allow debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

Debt securities, including Original Issue Discount Securities (as defined in the applicable indenture), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Guarantees

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by Fiserv Funding will be guaranteed by the Company. Any such guarantees will be on a full and unconditional basis.

Conversion Rights

The Company’s debt securities may be converted into the Company’s common stock or other securities or property, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holders of such series of debt securities, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of such series of debt securities.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, the issuer and the guarantor (if any) of any series of debt securities may not consolidate with or merge into any person, and may not permit any person to consolidate or merge with it, and the Company may not transfer, lease or otherwise dispose all or substantially all of its assets to any person, unless:

•

the successor person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction or specified foreign jurisdictions and assumes the obligations of the issuer or the guarantor of the debt securities, as the case may be, with respect to the debt securities or guarantees, as applicable, under the indenture;

•	immediately after giving pro forma effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, exists; and

•

the issuer of the debt securities delivers to the trustee an officers’ certificate and opinion of counsel stating that the transaction and the related supplemental indenture comply with the applicable provisions of the indenture and all applicable conditions precedent have been satisfied.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt securities of that series when due, that is not cured within 30 days;

(3)	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, that is not cured within 30 days;

(4)

failure to perform any of the other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series or that is not made applicable to that series), that is not cured within 90 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; or

(5)	certain events of bankruptcy, insolvency or reorganization affecting the Company, the issuer of the debt securities (if not the Company) or any of the Company’s significant subsidiaries.

If an event of default (other than an event of default described in clause (5) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee by notice to the issuer of such debt securities or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the issuer of such debt securities and the trustee may declare the principal amount of the debt securities of that series (or, in the case of any Original Issue Discount Security, such portion of the principal amount of such security as may be specified in the terms of such security) to be due and payable immediately. If an event of default described in clause (5) above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of an indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding under the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture, unless:

•	such holder gives the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series made a written request to pursue the remedy, and such holders have offered reasonable indemnity, to the trustee for losses incurred in connection with pursuit of the remedy; and

•

the trustee fails to comply with the request, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security to enforce the payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security.

The issuer of any debt securities will be required to furnish to the trustee annually a statement by certain of its officers as to whether or not such issuer, to its knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of the applicable indenture may be made by the issuer thereunder, the guarantor (if any), and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of any debt security;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt securities in a manner adverse to the holders of such debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	change the ranking of any series of debt securities.

Unless otherwise specified in the prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may also waive any past default under the applicable indenture, except a default:

•	in the payment of principal, premium or interest or the payment of any redemption, purchase or repurchase price;

•	arising from the failure to convert any debt security in accordance with the applicable indenture; or

•	of certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Satisfaction and Discharge

The applicable indenture will be discharged and will cease to be of further effect as to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities expressly provided for in the applicable indenture or any other surviving rights expressly provided for in any applicable supplemental indenture) when:

•	either:

•

all debt securities of such series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuer of such debt securities) have been delivered to the trustee for cancellation; or

•

all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case the issuer of such debt securities has deposited with the trustee as trust funds U.S. dollars or U.S. government obligations in an amount sufficient, to pay the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

•	the issuer of the debt securities and the guarantor thereof (if any) have paid or caused to be paid all other sums payable by such issuer or such guarantor under the indenture; and

•

the issuer of the debt securities has delivered an officers’ certificate and an opinion of counsel to the trustee stating that it has satisfied all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. The issuer of any series of debt securities and the guarantor thereof (if any) will be discharged from all of their obligations with respect to such series of debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1)

the issuer of the debt securities has delivered to the trustee an opinion of counsel to the effect that it has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)

no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any event of default described in clause (5) under “— Events of Default,” at any time until 90 days after such deposit;

(3)

such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the issuer of the debt securities or the guarantor thereof (if any) is a party or by which they are bound; and

(4)

the issuer of the debt securities has delivered to the trustee an opinion of counsel to the effect that such defeasance will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. Each indenture provides that the applicable issuer may elect, at its option, that the failure to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default which are described above in clause (4) under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default with respect to such debt securities. In order to exercise such option, the applicable issuer must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such covenant defeasance may occur only if the applicable issuer has delivered to the trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), and (4) under the heading —“Legal Defeasance and Covenant Defeasance” above are satisfied. If the applicable issuer exercises this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, the applicable issuer and the guarantor (if any) would remain liable for such payments.

Governing Law

The indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock summarizes general terms and provisions that apply to the Company’s capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to the Company’s articles of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

The Company’s authorized capital stock consists of 1,800,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, no par value per share. The Company will disclose in an applicable prospectus supplement the number of shares of the Company’s common stock then outstanding. As of the date of this prospectus, no shares of the Company’s preferred stock were outstanding.

Common Stock

Subject to Section 180.1150 of the Wisconsin Business Corporation Law (described below under “— Statutory Provisions”), holders of the Company’s common stock are entitled to one vote for each share of common stock held by them on all matters properly presented to shareholders. Subject to the prior rights of the holders of any shares of the Company’s preferred stock that are outstanding, the Company’s board of directors may at its discretion declare and pay dividends on the Company’s common stock out of the Company’s earnings or assets legally available for the payment of dividends. Subject to the prior rights of the holders of any shares of the Company’s preferred stock that are outstanding, if the Company is liquidated, any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of the Company’s common stock. Holders of the Company’s common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

The Company’s board of directors is authorized to issue the Company’s preferred stock in series and to fix the voting rights; the designations, preferences, limitations and relative rights of any series with respect to the rate of dividend, the price, the terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; and the terms and conditions on which a series may be converted.

If the Company offers preferred stock, the Company will file the terms of the preferred stock with the SEC and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Company’s common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of the Company.

Statutory Provisions

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as the Company held by any person or persons acting as a group in excess of 20% of the Company’s voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareholders. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as the Company and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder’s acquisition of shares before these shares are acquired.

Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

DESCRIPTION OF DEPOSITARY SHARES

The Company may, at its option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Fiserv, Inc. and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

The Company will describe the particular terms of any depositary shares the Company offers in the applicable prospectus supplement. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The Company may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as the Company’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement. Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by the Company, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF PURCHASE CONTRACTS

The Company may issue purchase contracts for the purchase or sale of the Company’s debt securities or the Company’s equity securities or securities of third parties including any of the Company’s affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

The Company may issue purchase contracts obligating holders to purchase from the Company, and obligating the Company to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, the Company may issue purchase contracts obligating the Company to purchase from holders, and obligating holders to sell to the Company, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. The Company may satisfy the Company’s obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the Company to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The Company may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

SELLING SHAREHOLDERS

The Company may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because the Company is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), the Company may add secondary sales of shares of the Company’s common stock by any selling shareholders by filing a prospectus supplement with the SEC. The Company may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of the Company’s common stock in transactions exempt from the registration requirements of the Securities Act. The Company does not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. The Company will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. The Company may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. The Company will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

PLAN OF DISTRIBUTION

Each of the Company and Fiserv Funding may sell its securities, and any selling shareholder may sell shares of the Company’s common stock, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, the Company or Fiserv Funding, as applicable, will sell such securities, and any selling shareholder will sell shares of the Company’s common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of the Company’s common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by the Company or Fiserv Funding or by any selling shareholder and the sale thereof may be made by the Company or Fiserv Funding or by any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling shareholders may also resell all or a portion of their shares of the Company’s common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the

Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with the Company or Fiserv Funding or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. The Company may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

The Company or any selling shareholder may also sell shares of the Company’s common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

The Company, Fiserv Funding or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, the Company, its subsidiaries (including Fiserv Funding), or any selling shareholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Current Reports on Form 8-K as filed with the SEC on January 23, 2025, March 17, 2025 and April 2, 2025; and

•

the information in the Definitive Proxy Statement for our 2025 annual meeting filed with the SEC on April  2, 2025 that is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Fiserv, Inc.

600 N. Vel R. Phillips Avenue

Milwaukee, Wisconsin 53203

(262) 879-5000

Attention: Secretary

You can also find these filings on our website at www.fiserv.com. We are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Sullivan & Cromwell, LLP, DLA Piper Ireland LLP, and Eric Nelson, the Company’s SVP, General Counsel and Secretary. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of counsel may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of counsel may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The financial statements of Fiserv, Inc. incorporated by reference in this prospectus by reference to Fiserv, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Fiserv, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by the registrants.

	Amount
Securities and Exchange Commission registration fee		$(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)		(2)

Total	$

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Fiserv, Inc.

Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act) and expenses: (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The Company’s by-laws provide for indemnification and advancement of expenses of officers and directors to the fullest extent provided by the Wisconsin Business Corporation Law.

The indemnification provided by the Wisconsin Business Corporation Law and the Company’s by-laws is not exclusive of any other rights to which a director or officer of the Company may be entitled.

The Company maintains an insurance policy, which indemnifies its and its subsidiaries’ officers and directors against certain liabilities.

Fiserv Funding Unlimited Company

There is no mandatory indemnification of directors in Irish company law and Irish companies are prohibited from having any contract that exempts or indemnifies directors or officers from liability in respect of negligence, default of duty or trust in relation to the company or in respect of civil fines or fines imposed by regulatory bodies.

The constitution of Fiserv Funding does provide for the indemnification of the directors Fiserv Funding, to the extent permitted by law, and this includes indemnification for the reimbursement of costs incurred by a director in defending proceedings where the director has secured judgement in their favour, been acquitted or obtained relief under Irish company law.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertake that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each undersigned registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Document Description

(1.1)	Form of Underwriting Agreement relating to ordinary shares, preferred shares, debt securities, guarantees, warrants, purchase contracts and units of the Company.*

(1.2)	Form of Underwriting Agreement relating to debt securities of Fiserv Funding Unlimited Company.*

(4.1)	Restated Articles of Incorporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 27, 2018 and incorporated herein by reference).

(4.2)	Amended and Restated By-laws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 21, 2022 and incorporated herein by reference).

(4.3)	Form of Indenture by and among the Company, the guarantors named therein and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-3 filed on November 13, 2007 and incorporated herein by reference).

(4.4)	Form of Indenture by and among Fiserv Funding Unlimited Company, the Company, as guarantor, and U.S. Bank Trust Company, National Association.

(4.5)	Form of Senior Debt Securities of the Company (included in Exhibit 4.3).

(4.6)	Form of Senior Debt Securities of Fiserv Funding Unlimited Company (included in Exhibit 4.4).

(4.7)	Form of Deposit Agreement.*

(4.8)	Form of Depositary Receipt.*

(4.9)	Form of Warrant.*

(4.10)	Form of Warrant Agreement.*

(4.11)	Form of Purchase Contract.*

(4.12)	Form of Unit Agreement.*

(4.13)	Form of Unit Certificate.*

(5.1)	Opinion of Sullivan & Cromwell LLP.

(5.2)	Opinion of Foley & Lardner LLP (filed as Exhibit 5 to the Company’s Registration Statement on Form S-3 filed on February 22, 2024 and incorporated herein by reference).

(5.3)	Opinion of DLA Piper Ireland LLP.

(5.4)	Opinion of Eric Nelson, SVP, General Counsel and Secretary of Fiserv, Inc.

(22)	Subsidiary Issuers of Guaranteed Securities

(23.1)	Consent of Sullivan & Cromwell LLP (filed as part of Exhibit 5.1).

(23.2)	Consent of Foley & Lardner LLP (filed as part of Exhibit 5.2).

(23.3)	Consent of DLA Piper Ireland LLP (filed as part of Exhibit 5.3).

(23.4)	Consent of Eric Nelson, SVP, General Counsel and Secretary of Fiserv, Inc. (filed as part of Exhibit 5.4).

(23.5)	Consent of Deloitte & Touche LLP.

(24)	Powers of Attorney of Directors of the Company.

(25.1)	Form T-1 Statement of Eligibility of Trustee under the Indenture of the Company (filed as Exhibit 25 to the Company’s Registration Statement on Form S-3 filed on February 22, 2024 and incorporated herein by reference).

Exhibit Number	Document Description

(25.2)	Form T-1 Statement of Eligibility of Trustee under the Indenture of Fiserv Funding Unlimited Company.

(107)	Filing Fee Table.

*	If required, to be filed by amendment or as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 24, 2025.

FISERV, INC.

By:	/s/ Frank J. Bisignano
Frank J. Bisignano
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on April 24, 2025.

Signature	Title

/s/ Frank J. Bisignano Frank J. Bisignano	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Robert W. Hau Robert W. Hau	Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth F. Best Kenneth F. Best	Chief Accounting Officer (Principal Accounting Officer)

* Stephanie E. Cohen	Director

* Henrique De Castro	Director

* Harry F. DiSimone	Director

* Lance M. Fritz	Director

* Ajei S. Gopal	Director

* Wafaa Mamilli	Director

* Heidi G. Miller	Director

* Doyle R. Simons	Director

* Kevin M. Warren	Director

* Charlotte B. Yarkoni	Director

*By:	/s/ Robert W. Hau
Robert W. Hau Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on April 24, 2025.

FISERV FUNDING UNLIMITED COMPANY

By:	/s/ Rajan Verma
Rajan Verma
Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on April 24, 2025.

Signature	Title

/s/ Rajan Verma Rajan Verma	Director

/s/ Peter Ian Mulqueen Peter Ian Mulqueen	Director

/s/ Liby John Liby John	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative of Fiserv Funding Unlimited Company in the United States of America, has signed this Registration Statement, filed with the SEC, in the City of New York, State of New York, on April 24, 2025.

By:	/s/ Robert W. Hau
Robert W. Hau
Authorized Representative in the United States